UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2016

Birner Dental Management Services, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-23367	84-1307044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1777 S. Harrison Street, Suite 1400, Denver, CO	80210
(Address of principal executive offices)	(Zip Code)

(303) 691-0680

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 29, 2016, Birner Dental Management Services, Inc. (the “Company”) entered into an Amendment to Loan and Security Agreement (the “Amendment”), by and between the Company and Guaranty Bank and Trust Company (the “Bank”). The Amendment amends the Loan and Security Agreement, dated March 29, 2016, by and between the Company and the Bank (as amended, the “Loan Agreement”). The Amendment amends a financial covenant in the Loan Agreement by changing the Maximum Total Cash Flow Leverage Ratio (as defined in the Loan Agreement), which equals a ratio of funded debt to annualized EBITDA as described further in the Loan Agreement, from 2.5x to 2.75x for the quarter ended June 30, 2016. Except to the extent specifically amended by the Amendment, the Loan Agreement remains in full force and effect. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Amendment to Loan and Security Agreement, dated July 29, 2016, by and between Birner Dental Management Services, Inc. and Guaranty Bank and Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Birner Dental Management Services, Inc.

Date: August 4, 2016	By:	/s/ Dennis N. Genty
Dennis N. Genty
Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Description
10.1	Amendment to Loan and Security Agreement, dated July 29, 2016, by and between Birner Dental Management Services, Inc. and Guaranty Bank and Trust Company.